UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 13, 2007

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	06-1110906)
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

1030 NORTH ORANGE AVENUE, SUITE 105

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

Registrant’s telephone number, including area code: (407) 367-0944

Registrant’s facsimile number, including area code: (407) 367-0950

Registrant’s Website address: www.paincareholdings.com

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Desert Rescission

On January 20, 2006, PainCare Holdings, Inc. (“PainCare”) and PainCare Acquisition Company XIX, Inc. (“PainCare Sub XIX” and together with PainCare the “Desert Sellers”), Desert Pain Medicine Group, a Medical Corporation, a California professional corporation (the “Original Desert Practice”), Desert Pain Care Medicine Group, Inc., a Medical Corporation, a California professional corporation (the “Desert Practice”) and C. Edward Anderson, Jr., M.D. (“Dr. Anderson” and together with the Practice the “Purchasers”) effected a series of related transactions (the “Desert Purchase Transactions”) by which: (i) Dr. Anderson formed the Desert Practice and (a) the Original Desert Practice transferred all right title and interest to its medical assets to the Desert Practice, and (b) the Desert Practice assumed certain contracts and liabilities of the Original Desert Practice in order for the Desert Practice to continue the business of the Original Desert Practice; (ii) PainCare Sub XIX acquired all of the non-medical assets of the Original Desert Practice pursuant to that certain merger agreement and plan of reorganization dated January 20, 2006 (the “Desert Merger Agreement”); and (iii) the Desert Practice and PainCare Sub XIX entered into that certain management services agreement, dated Desert (the “Desert Management Agreement”) pursuant to which PainCare Sub XIX would manage the business operations of the Desert Practice.

On August 13, 2007, the Desert Sellers and the Desert Purchasers entered into a settlement agreement (the “Desert Settlement Agreement”) and a series of ancillary documents pursuant to which the parties severed completely the relationship between the Desert Sellers and the Desert Purchasers created by the Desert Purchase Transactions in the following manner: (i) PainCare Sub XIX sold to the Desert Practice certain non-medical assets for a purchase price of $600,000, subject to adjustment (the “Cash Purchase Price”), plus the total amount of proceeds generated from the sale of 471,698 shares of common stock of PainCare owned by Dr. Anderson; (ii) PainCare Sub XIX and the Desert Practice terminated the Desert Management Agreement and any and all other agreements between the parties; and (iii) the parties entered into general release agreements. The Cash Purchase Price is payable in the following manner: (a) $20,000 cash at closing; and (b) the remainder in 29 equal monthly payments pursuant to the terms of a promissory note, which is secured by the grant of a security interest in the assets of the Desert Purchasers pursuant to the terms of a security agreement entered into by the parties.

The description of the Desert Settlement Agreement and the ancillary documents set forth herein is qualified in its entirety by the specific terms of the Desert Settlement Agreement, a copy of which is attached hereto as an Exhibit.

Denver Rescission

On April 29, 2004, PainCare and PainCare Acquisition Company X, Inc. (“PainCare Sub X” and together with PainCare the “Denver Sellers”), REW Merger Corp, a Colorado professional corporation (the “Original Denver Practice”), Denver Pain Management, P.C., a Colorado professional corporation (the “Denver Practice”) and Robert E. Wright, M.D. (“Dr. Wright” and together with the Denver Practice the “Denver Purchasers”) effected a series of related transactions (the “Denver Purchase Transactions”) by which: (i) Dr. Wright formed the Denver Practice and (a) the Original Denver Practice transferred all right title and interest to its medical assets to the Denver Practice, and (b) the Denver Practice assumed certain contracts and liabilities of the Original Denver Practice in order for the Denver Practice to continue the business of the Original Denver Practice; (ii) PainCare Sub X acquired all of the non-medical assets of the Original Denver Practice pursuant to that certain merger agreement and plan of reorganization dated April 29, 2004, as amended (the “Denver Merger Agreement”); and (iii) the Denver Practice and PainCare Sub X entered into that certain management services agreement, dated April 29, 2004, as amended (the “Denver Management Agreement”) pursuant to which PainCare Sub X would manage the business operations of the Denver Practice.

On August 17, 2007, the Denver Sellers and the Denver Purchasers entered into a settlement agreement (the “Denver Settlement Agreement”) and a series of ancillary documents pursuant to which the parties severed completely the relationship between the Denver Sellers and the Denver Purchasers created by the Denver Purchase

Transactions in the following manner: (i) PainCare Sub X sold to the Denver Practice certain non-medical assets in consideration for (a) the assumption by the Denver Practice of certain liabilities of PainCare Sub X; and (b) the forgiveness and cancellation of PainCare’s obligations to pay certain installment payments of cash and PainCare common stock under the Denver Merger Agreement; (ii) PainCare Sub X and the Denver Practice terminated the Denver Management Agreement and any and all other agreements between the parties; and (iii) the parties entered into general release agreements.

The description of the Denver Settlement Agreement and the ancillary documents set forth herein is qualified in its entirety by the specific terms of the Denver Settlement Agreement, a copy of which is attached hereto as an Exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Desert Settlement Agreement.

99.2	Denver Settlement Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated August 28, 2007	PAINCARE HOLDINGS, INC.

	By:	Randy Lubinsky
Randy Lubinsky
Chief Executive Officer and Director